UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2025

FTC Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40350	81-4816270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260 Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 787-7960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2025, FTC Solar, Inc. (the “Company”) executed a term sheet (the “Term Sheet”) with AV Securities, Inc. (“AV”), pursuant to which AV agreed to purchase from the Company up to $10,000,000 in principal amount of senior secured promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase up to 1,166,667 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Term Sheet provides that the Notes will bear interest at the rate of 11% per annum, payable semi-annually in cash (or 13% per annum, payable semi-annually in kind at the Company’s option). The Notes will mature on the fifth anniversary of the issuance date. The Company’s obligations under the Notes will be secured by a lien on all present and future assets of the Company and its subsidiaries. In addition, the Term Sheet provides that the Warrants will have a tenor of ten years and will be exercisable for shares of Common Stock at an exercise price of $0.10 per share.

This proposed issuance of Notes and Warrants follows an issuance of senior secured promissory notes in an aggregate principal amount of $15 million and corresponding common stock purchase warrants which closed on December 4, 2024, as disclosed in the Company’s Current Report on Form 8-K filed on December 4, 2024, with the same investor and the substantially similar terms and conditions as the proposed issuance of Notes and Warrants contemplated by the Term Sheet.

The Term Sheet is binding by its terms but is subject to certain conditions to closing, including the negotiation and execution of definitive agreements, including the Notes, the Warrants, a securities purchase agreement, registration rights agreement, guaranty and security agreement.

The foregoing summary of the Term Sheet and the securities to be issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the Term Sheet, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Term Sheet, dated March 4, 2025, by and between FTC Solar, Inc. and AV Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC Solar, Inc.

March 10, 2025	By:	/s/ Cathy Behnen
	Name:	Cathy Behnen
	Title:	Chief Financial Officer